UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2008

CHATSWORTH DATA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51308	98-0427221
(Commission File Number)	(IRS Employer Identification No.)

321 South Boston Avenue, Suite 218, Tulsa, OK 74103
(Address of Principal Executive Offices) (Zip Code)

(918) 645-3701
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2008, stockholders owning 36,793,000 shares of the common stock of Chatsworth Data Solutions, Inc. (“Registrant” or the “Company”), representing approximately 71.73% of the issued and outstanding common stock of the Company on such date, delivered to the Company written consents in lieu of an annual meeting, approving the election of Sid L. Anderson, John T. Harnett, Steven W. Lefkowitz, Dr. Teong C. Lim and William H. Moothart to the Company’s board of directors. With the exception of Mr. Harnett, each of the elected directors is an incumbent board member. Mr. Harnett fills the board seat formerly occupied by Iain Drummond, who did not stand for reelection. Mr. Drummond’s tenure as a member of the board did not end because of any disagreement with the Company on any matter relating to its operations, policies or practices, and he was not removed from the Board “for cause.”

The Company’s directors do not receive any compensation for serving as a board member other than the reimbursement of their expenses. The Company’s Compensation Policy for Non-Employee Directors provides that each non-employee director be granted 250,000 common stock options upon joining the board, of which 130,000 options are immediately exercisable, with the remaining 120,000 options vesting in eight equal quarterly installments over a two-year period. Options granted pursuant to the Compensation Policy for Non-Employee Directors may be granted with an exercise price not less than 85% of the closing bid price of the Company’s common stock on the grant date. As the only new board member, Mr. Harnett was granted options on June 13, 2008 to acquire 250,000 shares of common stock at an exercise price of $0.085 per share, such exercise price being equal to 85% of the closing bid price of the Company’s common stock on June 13, 2008, the date of Mr. Harnett’s election to the board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2008, stockholders holding an aggregate 36,793,000 shares of the Company’s common stock, representing approximately 71.73% of the issued and outstanding common stock of the Company on such date, delivered to the Company written consents approving an amendment to the Company’s Articles of Incorporation, as amended, to provide for a change of the name of the corporation from Chatsworth Data Solutions, Inc. to “International Data Solutions, Inc.” A Certificate of Amendment reflecting the name change will be filed with the Nevada Secretary of State 20 days after dissemination of the Company’s definitive information statement to its stockholders, at which time it is anticipated that the Company will seek a new trading symbol for its common stock, which currently trades on the OTCBB under the symbol “CHWD.”

Item 8.01.	Other Events.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the Company’s press release dated June 18, reporting on the matters described in Item 5.02 and Item 5.03 of this Report.

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibits are filed herewith:

99.1	Press release dated June 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chatsworth Data Solutions, Inc.

Date: June 18, 2008	By:	/s/ Sid L. Anderson
Sid L. Anderson
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press release dated June 18, 2008.

* Filed herewith.